Exhibit (h)(8)
Appendix A
     The Fund shall pay the Transfer Agent, as full compensation for services provided and expenses assumed hereunder, a fee for each series of the Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of such series:

		Effective
Fund	Rate of Compensation	Date
Vantagepoint Money Market Fund	0.35%	3/1/1999
Vantagepoint Low Duration Bond Fund	0.35%	3/1/1999
Vantagepoint Inflation Protected Securities Fund	0.35%	3/1/1999
Vantagepoint Asset Allocation Fund	0.35%	3/1/1999
Vantagepoint Equity Income Fund	0.35%	3/1/1999
Vantagepoint Growth & Income Fund	0.35%	3/1/1999
Vantagepoint Growth Fund	0.35%	3/1/1999
Vantagepoint Aggressive Opportunities Fund	0.35%	3/1/1999
Vantagepoint International Fund	0.35%	3/1/1999
Vantagepoint Core Bond Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint 500 Stock Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Broad Market Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Mid/Small Company Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Overseas Equity Index Fund	Class I shares: 0.30%	3/1/1999
	Class II shares: 0.10%
Vantagepoint Model Portfolio Savings Oriented Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Conservative Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Traditional Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio Long Term Growth Fund	0.00%	12/1/2000
Vantagepoint Model Portfolio All-Equity Growth Fund	0.00%	12/1/2000

		Effective
Fund	Rate of Compensation	Date
Milestone Retirement Income Fund	0.00%	1/3/2005
Milestone 2010 Fund	0.00%	1/3/2005
Milestone 2015 Fund	0.00%	1/3/2005
Milestone 2020 Fund	0.00%	1/3/2005
Milestone 2025 Fund	0.00%	1/3/2005
Milestone 2030 Fund	0.00%	1/3/2005
Milestone 2035 Fund	0.00%	1/3/2005
Milestone 2040 Fund	0.00%	1/3/2005
Vantagepoint Discovery Fund	0.35%	10/26/2007
Vantagepoint Select Value Fund	0.35%	10/26/2007
Vantagepoint Diversifying Strategies Fund	0.35%	10/26/2007
Milestone 2045 Fund	0.00%	1/4/2010
Approved: March 1, 1999
Last amended: January 4, 2010

IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule to be executed by their officers designated below as of the ___day of                     , 20___.

THE VANTAGEPOINT FUNDS

By:

Name:

Title:

Approved by:

Name/Title

VANTAGEPOINT INVESTMENT ADVISERS, LLC

By:

Name:

Title:

Approved by:

Name/Title

3